                        WFS FINANCIAL 1996-B OWNER TRUST
                          Distribution Date Statement
                for Master Service Report Date of July 31, 1996
                    for Distribution Date of August 20, 1996






  COLLECTIONS
                                                                                                       DOLLARS
  Payments received                                                                                  44,764,804.52


     Plus:
         Servicer Advances                                                           1,908,433.42
         Reimbursement of holds                                                        233,212.21
                                                                                 -----------------
                                                                                                      2,141,645.63

       Less:
         Reimbursement Advances
         Funds deposited in Holds Account                                              466,668.91
                                                                                     1,000,178.83
                                                                                 -----------------
                                                                                                      1,466,847.74
                                                                                                  -----------------

  Total Funds Available for Distribution                                                             45,439,602.41
                                                                                                  =================





  DISTRIBUTIONS


     Servicing Fee                                                                     875,000.00
     Trustee and Other Fees                                                            139,888.00
     Other Miscellaneous Payments                                                       69,275.06
                                                                                 -----------------
                                                                                                      1,084,163.06

     Note Interest Distributable Amount - Class A-1                   987,236.67
     Note Interest Distributable Amount - Class A-2                 2,312,944.44
     Note Interest Distributable Amount - Class A-3                 2,261,923.61
     Note Interest Distributable Amount - Class A-4                 1,166,731.25
                                                               ------------------

         Total Note Interest Distributable Amount                                    6,728,835.96

     Certificate Interest Distributable Amount                                         649,775.00
                                                                               ------------------

  Total Interest Distribution                                                                       7,378,610.97

     Note Principal Distributable Amount - Class A-1 thru A-3                       34,892,402.88
     Note Principal Distributable Amount - Class A-4                                         0.00

     Certificate Principal Distributable Amount                                              0.00
                                                                               ------------------

  Total Principal Distribution                                                                     34,892,402.88
                                                                                               -----------------

     Spread Account Deposit                                                                         2,084,425.50


  Total Distributions                                                                              45,439,602.41
                                                                                               =================

                        WFS FINANCIAL 1996-B OWNER TRUST
                          Distribution Date Statement
                for Master Service Report Date of July 31, 1996
                    for Distribution Date of August 20, 1996





  PORTFOLIO DATA:
                                                                    # of loans
        Beginning Security Balance                                             48,469                    525,000,000.00

         Less Scheduled Principal Balance                                           0    14,198,927.68
            Accelerated Principal Portion                                           0     1,721,367.47
            Full Prepayments                                                    1,832    17,631,398.81
            Partial Prepayments                                                     0             0.00
            Liquidations                                                          132     1,340,708.92
                                                                                      -----------------
                                                                                                          34,892,402.88
                                                                                                       -----------------
        Ending Security Balance                                                46,505                    490,107,597.12

  OTHER RELATED INFORMATION:

  Spread Account:

     Beginning Balance                                                                   15,750,000.00
           Deposits                                                                       2,084,425.50
           Reductions                                                                             0.00
                                                                                      -----------------
     Ending Balance                                                                                       17,834,425.50

     Beginning  Initial Deposit Repayment                                                15,750,000.00
           Repayments                                                                             0.00
                                                                                      -----------------
     Ending Initial Deposit Repayment                                                                     15,750,000.00

  Modified Accounts:
     Principal Balance                                                                            0.00%            0.00
     Scheduled Balance                                                                            0.00%            0.00

  Servicer Advances
     Beginning Unreimbursed Advances:                                                             0.00
     New Advances                                                                         1,908,433.42
     Advances Reimbursed                                                                    466,668.91
                                                                                      -----------------
     Ending Unreimbursed Advances:                                                                         1,441,764.51

  Holding Account:
     Beginning Balance                                                                            0.00
     Funds Deposited                                                                      1,000,178.83
     Withdrawal to Collection Account                                                       233,212.21
                                                                                      -----------------
     Ending Balance                                                                                          766,966.62

  Net Charge-Off Data:                                              # of loans
     Charge-Offs                                                                  121       551,976.04
     Recoveries                                                                    44        97,437.88
                                                                                      -----------------
     Net Charge-Offs                                                               77                        454,538.16

  Delinquencies (P&I):                                              # of loans
        30-59 Days                                                                273     2,842,708.04
        60-89 Days                                                                 52       608,083.00
        90-119 Days                                                                 3        25,557.20
        120-149 Days                                                                0             0.00
        150 days and over                                                           0             0.00


  Repossessions                                                                    58       328,060.71

  Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
    of the Sale and Servicing Agreement)                                            0                              0.00

  Charge-Off Percentage                                                                                            0.12%
  Delinquency Percentage                                                                                           0.07%

  WAC                                                                                                           15.5485%
  WAM                                                                                                            54.587

                        WFS FINANCIAL 1996-B OWNER TRUST
                          Distribution Date Statement
                for Master Service Report Date of July 31, 1996
                    for Distribution Date of August 20, 1996


                      Original         Beginning
                     Principal       Outstanding                     Accelerated
                       Balance         Principal       Principal       Principal
      Classes                            Balance    Distributable        Portion
     A-1         81,500,000.00     81,500,000.00    33,171,035.41   1,721,367.47

     A-2        170,000,000.00    170,000,000.00             0.00           0.00

     A-3        155,000,000.00    155,000,000.00             0.00           0.00

     A-4         76,500,000.00     76,500,000.00             0.00           0.00

  Certificate    42,000,000.00     42,000,000.00             0.00           0.00





        TOTAL   525,000,000.00    525,000,000.00    33,171,035.41   1,721,367.47


                    Prior      Current                           Remaining           TOTAL
                Principal    Principal                         Outstanding       PRINCIPAL
                Carryover    Carryover        Principal          Principal    AND INTEREST
      Classes   Shortfall    Shortfall     Distribution            Balance    DISTRIBUTION
     A-1             0.00         0.00    34,892,402.88      46,607,597.12   35,879,639.55

     A-2             0.00         0.00             0.00     170,000,000.00    2,312,944.44

     A-3             0.00         0.00             0.00     155,000,000.00    2,261,923.61

     A-4             0.00         0.00             0.00      76,500,000.00    1,166,731.25

  Certificate        0.00         0.00             0.00      42,000,000.00      649,775.00





        TOTAL        0.00         0.00    34,892,402.88     490,107,597.12   42,271,013.85




                                                             Prior        Current
                                                         Interest       Interest
         Note         Interest           Calculated      Carryover      Carryover            Interest
      Classes             Rate           Interest       Shortfall      Shortfall         Distribution
     A-1                  5.52%          987,236.67           0.00           0.00          987,236.67

     A-2                  6.20%        2,312,944.44           0.00           0.00        2,312,944.44

     A-3                  6.65%        2,261,923.61           0.00           0.00        2,261,923.61

     A-4                  6.95%        1,166,731.25           0.00           0.00        1,166,731.25

  Certificate             7.05%          649,775.00           0.00           0.00          649,775.00


    TOTAL                              7,378,610.97           0.00           0.00        7,378,610.97



                                Deficiency                Policy
         Note                        Claim                Claim
      Classes                       Amount                Amount
     A-1                              0.00                  0.00

     A-2                              0.00                  0.00

     A-3                              0.00                  0.00

     A-4                              0.00                  0.00

  Certificate                         0.00                  0.00

                                      0.00                  0.00

                             Note Percentage              100.00%

                             Certificate Percentage         0.00%
    TOTAL